EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of UPAY, Inc. (the “Company”) for the quarter ended May 31, 2026 (the “Form 10-Q”), as filed with the Securities and Exchange Commission, the undersigned, being both the Principal Executive Officer and the Principal Financial Officer of the Company, does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), to such officer’s knowledge, that:

(1)	the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-Q.

Date: July 14, 2026

/s/ Jaco C. Folscher

Jaco C. Folscher
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)